Exhibit (e)

Rule 466 Certification

The depositary, JPMorgan Chase Bank, N.A., represents and certifies the following:

i.	That it previously had filed a registration statement on Form F-6 (File No. 333-207378), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Post-Effective Amendment No. 1 to Form F-6 Registration Statement; and

ii.	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Lisa M. Hayes
	Name:	Lisa M. Hayes
	Title:	Vice President